UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 2, 2011

NOVADEL PHARMA INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32177	22-2407152
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1200 Route 22 East, Suite 2000
Bridgewater, NJ 08807
 (Address of principal executive offices) (Zip Code)

(908) 203-4640
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                Entry into a Material Definitive Agreement.

On November 2, 2011, NovaDel Pharma Inc., a Delaware corporation, (the “Company”) entered into a settlement of claims (the "Settlement Agreement") arising under the June 22, 2004 Second Amendment to the License and Development Agreement by and between the Company and The Veterinary Company, Inc. n/k/a Velcera, Inc. (“Velcera”) (the “License Agreement”) whereby Velcera agreed to pay $250,000 in full and final satisfaction of any amounts owed under the License Agreement including any future milestone or royalty obligations. The parties agreed that the License Agreement shall otherwise remain in full force and effect. The Company received the $250,000 on November 8, 2011.

A complete copy of the Settlement Agreement is attached to this Form 8-K. The foregoing description of the Settlement Agreement is qualified in its entirety by reference to such document.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits

	Exhibit No.	Description

	10.1	Settlement of Claims Arising Under June 22, 2004 Second Amendment to License and Development Agreement by and between NovaDel Pharma Inc. and The Veterinary Company, Inc. (n/k/a Velcera, Inc.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaDel Pharma Inc.

By:	/s/ STEVEN B. RATOFF
Name:	Steven B. Ratoff
Title:	President, Chief Executive Officer and Interim Chief Financial Officer

Date: November 14, 2011